AGREEMENT OF MERGER


         This Agreement of Merger is entered into between Cable Tech, Inc., a corporation duly organized and existing under the laws of the state of California, herein called the surviving corporation, and ConvergIT, Inc., a corporation duly organized and existing under the laws of the state of Florida, herein called the merging corporation.

         1. Merger. CONVERGIT, INC. ("CONVERGIT") shall be merged with and into CABLE TECH, INC., a California corporation ("CABLE TECH"), CONVERGIT and CABLE TECH collectively referred to herein as the "Constituent Corporations", and CABLE TECH shall be the surviving corporation (the "Surviving Corporation") effective upon the date when these Articles of Merger are filed with the Secretary of State of the State of Florida (the "Effective Date").

         2. Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Articles of Incorporation of the Surviving Corporation, shall constitute the Articles of Incorporation of the Surviving Corporation separate and apart from these Articles of Merger.

         3. Succession. On the Effective Date, CABLE TECH shall continue its corporate existence under the laws of the State of California, and the separate existence and corporate organization of CONVERGIT, except insofar as it may be continued by operation of law, shall be terminated and cease.

         4. Transfer of Assets and Liabilities. On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations; and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place except as they may be modified with the consent of such creditors, and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         5. Conversion of Shares. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, (i) each share of CONVERGIT issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of common stock, par value $.001 per share of the Surviving Corporation and (ii) the outstanding shares of CABLE TECH issued and outstanding immediately prior to the Effective Date shall be converted into an aggregate of 865,067 shares of Series B Convertible Preferred Stock, par value $.001 per share, of WorldCast Interactive, Inc, the parent of CONVERGIT.

         6. Directors. The Directors of CABLE TECH shall resign upon the Effective Date of this merger and the Directors of CONVERGIT shall serve as the only Directors of the Surviving Corporation until their successors shall have been elected or appointed.


         IN WITNESS WHEREOF the parties have executed this Agreement on this ________ day of ________________, 2000.

                                       CABLE TECH, INC.


                                       By:
                                          -----------------------------------
                                       Its:
                                           ----------------------------------


                                       CONVERGIT, INC.


                                       By:
                                          -----------------------------------
                                       Its:
                                           ----------------------------------

                              OFFICER'S CERTIFICATE
                                   (Survivor)

         We, __________________ and __________________ certify that:

         1. We are the __________________ and __________________ of Cable Tech,
Inc.,a corporation duly organized and existing under the laws of the state of California.

         2. (If the merger was approved by the board of directors instead of the shareholders, include the following) The merger agreement was entitled to be and was approved by the board of directors alone without the approval of the shareholders under the provisions of Section 1201 of the California Corporations Code.

         (If the merger was approved by the shareholders, include articles 3,4, and 5)

         3. The total number of outstanding shares of each class of the corporation entitled to vote on the merger is as follows:

         Class                     Total No. of Shares Entitled to Vote
         -----                     ------------------------------------

         4. The principal terms of the agreement of merger in the form attached were approved by the shareholders of this corporation by a vote of the number of shares of each class which equaled or exceeded the vote required by each class to approve the agreement of merger.

         5. Each class entitled to vote and the minimum percentage vote of each class is as follows:

         Class                     Minimum Percentage Vote
         ----                      -----------------------

         6. (If equity securities of a parent of a constituent corporation are to be issued, include one of the following statements) No vote of the shareholders of _________________, a parent party in this merger, was required.

             Or

         The required vote of the shareholders of _________________, a parent party in this merger, was obtained.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         DATE:
              --------------------

                                       CABLE TECH, INC.


                                       By:
                                          -----------------------------------
                                       Its:
                                           ----------------------------------


                                       CONVERGIT, INC.


                                       By:
                                          -----------------------------------
                                       Its:
                                           ----------------------------------

                              OFFICER'S CERTIFICATE
                                 (Non-Survivor)

         We, __________________ and __________________ certify that:

         1. We are the _____________________ and ___________________ of
ConvergIT, Inc., a corporation duly organized and existing under the laws of the state of Florida.

         2. The merger agreement was entitled to be and was approved by the board of directors alone without the approval of the shareholders under the provisions of Section 1201 of the California Corporations Code.

         3. No vote of the shareholders of WorldCast Interactive, Inc., a Florida corporation, a parent party in this merger, was required.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         DATE:
              --------------------

                                       CABLE TECH, INC.


                                       By:
                                          -----------------------------------
                                       Its:
                                           ----------------------------------


                                       CONVERGIT, INC.


                                       By:
                                          -----------------------------------
                                       Its:
                                           ----------------------------------

             (TAXPAYER LETTER FOR TAX CLEARANCE BASED ON TAXES PAID)

                                CABLE TECH, INC.
                                ----------------
                          ____________, California ____

                                August ___, 2000


State of California
Franchise Tax Board

Corporation Audit Section
P.O. Box 1468
Sacramento, CA 95812

Attn:  Tax Clearance Unit

Re: Cable Tech, Inc.

California Corporation No. _________________


To Whom It May Concern:

         The above-referenced corporation is requesting a tax clearance based upon taxes paid. The corporation's final franchise tax return covering the period up to date of cessation of business (was filed on ________________) (is enclosed herewith).

                                                   CABLE TECH, INC.


                                                   By:
                                                      ----------------------
                                                         Authorized Officer